Registration No. 333-197475

As filed with the Securities and Exchange Commission on October 19, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AJS Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland	90-1022599
(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification No.
14757 S. Cicero Avenue Midlothian, Illinois 60445
(Address of Principal Executive Offices)
AJS Bancorp, Inc. 2014 Equity Incentive Plan AJS Bancorp, Inc. 2003 Stock Option Plan
(Full Title of the Plan)

Copies to:
Mr. Thomas R. Butkus President and Chief Executive Officer AJS Bancorp, Inc. 14757 S. Cicero Avenue Midlothian, Illinois 60445 (708) 687-7400 (Name, Address and Telephone Number of Agent for Service)	Mr. Benjamin Azoff, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, Suite 780 Washington, D.C. 20015 (202) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462 under the Securities Act.

DEREGISTRATION OF SECURITIES

AJS Bancorp, Inc. is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, AJS Bancorp, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value (and related stock options therefor), registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Midlothian, State of Illinois, on this 19th day of October, 2016.

By:	/s/ Thomas R. Butkus
Thomas R. Butkus
President, Chief Executive Officer and Chairman
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Thomas R. Butkus Thomas R. Butkus	President, Chief Executive Officer and Chairman (Principal Executive Officer)	October 19, 2016

/s/ Jerry A. Weberling Jerry A. Weberling	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 19, 2016

/s/ Roger L. Aurelio* Roger L. Aurelio	Director	October 19, 2016

/s/ Raymond J. Blake* Raymond J. Blake	Director	October 19, 2016

/s/ Richard J. Nogal* Richard J. Nogal	Director	October 19, 2016

/s/ Michael H. Rose* Michael H. Rose	Director	October 19, 2016

*  Pursuant to a Power of Attorney dated July 17, 2014, contained on the signature page of the Form S-8 Registration Statement filed on July 17, 2014.